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                              LIST OF SUBSIDIARIES
                              --------------------

              NAME OF COMPANY                    STATE OF ORGANIZATION                   PARENT COMPANY
---------------------------------------------    -----------------------    ------------------------------------------
YMLS, Inc.                                               Nevada             Homeseekers.com, Incorporated

XMLS, LLC                                                Nevada             Homeseekers.com, Incorporated

RealEstateForms.com, Inc.                                Nevada             Homeseekers.com, Incorporated

Foreclosureseekers.com, LLC                              Nevada             Homeseekers.com, Incorporated

Home Seekers Magazines, Inc.                             Idaho              Homeseekers.com, Incorporated

Realtyseekers International, LLC                         Nevada             Homeseekers.com, Incorporated

Visual Listings, Inc.                                  California           Homeseekers.com, Incorporated

Holloway Publications, Inc.                             Indiana             Homeseekers.com, Incorporated

Dine Magazine, LLC                                       Nevada             Holloway Publications, Inc.